UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2006

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26694	93-0945003
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

585 West 500 South
Bountiful, Utah		84010
(Address of principal executive offices)		((Zip Code)

Registrant’s telephone number, including area code  (801) 298-3360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

        MDC Research Ltd. (“MDC”), a subsidiary of Specialized Health Products International, Inc. (“SHPI”), executed a lease agreement with Moen Development in June, 1995, which lease was subsequently amended in 2003. The lease related to commercial offices leased by MDC in Ventura, California. Following its merger into SHPI in June 2006, MDC’s California operations were eliminated. MDC is paying approximately $22,000 per month in connection with this lease and related expenses. The lease expires in October 2008.

        Effective October 5, 2006, MDC and Moen Development entered into a Lease Cancellation Agreement (the “Agreement”) whereby the lease was terminated. Under the Agreement, the Company is obligated to pay for certain utilities through January 31, 2007, make certain improvements to the premises in an amount that is not expected to exceed $35,000, maintain insurance relating to the premises through January 31, 2007, pay its proportional share of property taxes from July 1, 2006 though January 31, 2007 which are estimated to be $10,801 and pay a base rent differential of $158,321. The Company also made warranties relating to the condition of the premises.

        Since the premises are no longer being used by MDC, the Company believes that the lease termination arrangements are a positive development that will save the Company in excess of $300,000.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

a. Financial Statements of Businesses Acquired.

Not applicable.

b. Pro Forma Financial Information.

Not applicable.

c. Shell Company Transactions.

Not applicable.

d. Exhibits.

       Number                 Description

        10.1          Lease Cancellation Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

Date: October 10, 2006	By:	/s/ JEFFREY M. SOINSKI
Jeffrey M. Soinski
President, Chief Executive Officer and Director

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